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TABLE OF CONTENTS Prospectus Supplement

Filed pursuant to Rule 424(b)(5)
Registration No. 333-221993

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 5, 2018)

$20,000,000

Common Stock

        We are offering                        shares of our common stock, $0.01 par value per share ("common stock"), with an aggregate public offering price of $20,000,000.

        Our common stock is listed on the NYSE American LLC ("NYSE American") under the symbol "AINC." On September 21, 2018, the last reported sale price of our common stock on the NYSE American was $87.35 per share.

        We are an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discount(1)	$	$

Proceeds, before expenses, to us	$	$

(1)
See "Underwriting" beginning on page S-13 of this prospectus supplement for more information regarding total underwriting compensation.

        The underwriters may purchase up to an additional                        shares of common stock, representing an aggregate public offering price of $3,000,000, from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely for the purposes of covering overallotments, if any.

        The underwriters expect to deliver the common stock in book-entry form only through the facilities of The Depository Trust Company ("DTC") on or about September     , 2018.

Joint Book-Running Managers

UBS Investment Bank	RBC Capital Markets	Janney Montgomery Scott

The date of this prospectus supplement is September     , 2018

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and any free writing prospectus that we deliver to you. We have not, and the underwriters have not, authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock pursuant to this prospectus supplement. Our business, financial condition, results of operations or prospects may have changed since those dates.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in a filing we have made with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC under the Exchange Act prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing, this prospectus supplement or the accompanying prospectus, as the case may be.

        When used in this prospectus supplement, the terms "the Company," "our company," "we," "us" or "our" refer to Ashford Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries.

        References to websites included in this prospectus supplement are intended to be inactive textual references only, and the information on such websites is not incorporated by reference into this prospectus supplement nor should such information be relied upon when making an investment decision.

S-ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include information about possible, estimated or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

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  our business and investment strategy;

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  our projected operating results and dividend rates;

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  our ability to obtain future financing arrangements;

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  our understanding of our competition;

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  market trends;

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  the future success of recent acquisitions, including the project management business formerly conducted by certain affiliates of Remington Holdings, L.P. ("Remington"), and new business initiatives, including the Enhanced Return Funding Program with Ashford Hospitality Trust, Inc. ("Ashford Trust");

  •
  projected capital expenditures; and

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  the impact of technology on our operations and business.

        Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

  •
  general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise, and the market price of our common stock;

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  availability, terms, and deployment of capital;

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  changes in our industry and the market in which we operate, interest rates, or the general economy;

  •
  the degree and nature of our competition;

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  actual and potential conflicts of interest with or between Remington Lodging and Hospitality LLC, Braemar Hotels & Resorts Inc. ("Braemar"), Ashford Trust, our executive officers and our non-independent directors;

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  availability of qualified personnel;

S-iii

  •
  changes in governmental regulations, accounting rules, tax rates and similar matters;

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  legislative and regulatory changes;

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  the possibility that we may not realize any or all of the anticipated benefits from transactions to acquire businesses, including the acquisition of the project management business of Remington, and from new business initiatives, including the Enhanced Return Funding Program with Ashford Trust;

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  disruptions relating to the acquisition or integration of the project management business of Remington, which may harm relationships with customers, employees and regulators;

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  unexpected costs relating to the acquisition or integration of the project management business of Remington; and

  •
  the factors discussed in this prospectus supplement, and in the information incorporated by reference, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 under the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations," as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Exchange Act.

        When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. The matters summarized under "Risk Factors" and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference could cause our actual results and performance to differ significantly from those contained in our forward-looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus supplement. Furthermore, we do not intend to update any of our forward-looking statements after the date of this prospectus supplement to conform these statements to actual results and performance, except as may be required by applicable law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our common stock, you should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled "Risk Factors" in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our subsequent filings under the Exchange Act, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

        Ashford Inc. is a Maryland corporation formed on April 2, 2014, that provides asset management, advisory and other products and services primarily to clients in the hospitality industry. We became a public company on November 12, 2014, when Ashford Trust completed the spin-off of our company through the distribution of our outstanding common stock to the Ashford Trust stockholders. Our common stock is listed on the NYSE American. As of June 30, 2018, Ashford Trust held approximately 598,000 shares of our common stock, which represented an approximate 28.4% ownership interest in our company, and Braemar held approximately 195,000 shares of our common stock, which represented an approximate 9.2% ownership interest in our company.

        Our principal business objective is to provide asset management and other advisory services to other entities. We seek to grow in three primary areas: (i) expanding our existing platforms accretively and accelerating performance to earn incentive fees; (ii) creating new platforms for additional base and incentive fees; and (iii) investing in or incubating strategic businesses that may achieve accelerated growth by conducting business with our existing platforms and by leveraging our deep knowledge and extensive relationships within the hospitality sector.

        In our capacity as the advisor to Ashford Trust and Braemar, we are responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Braemar, in each case subject to the supervision and oversight of the respective board of directors of such entity. We provide the personnel and services that we believe are necessary to assist each of Ashford Trust and Braemar in conducting its respective business. We are not responsible for managing the day-to-day operations of the individual hotel properties owned by either Ashford Trust or Braemar, which duties are, and will continue to be, the responsibility of the hotel management companies that operate the hotel properties owned by Ashford Trust and Braemar.

        We conduct our advisory business primarily through an operating entity, Ashford Hospitality Advisors LLC ("Ashford LLC"), our hospitality products and services business primarily through an operating entity, Ashford Hospitality Services LLC ("Ashford Services"), and our project management business through an operating entity, Premier Project Management LLC ("Premier Project Management"). We own substantially all of our assets through Ashford LLC, Ashford Services and Premier Project Management.

Recent Developments

Acquisition of Premier Project Management

        On August 8, 2018, we completed the acquisition of Premier Project Management, the project management business formerly conducted by certain affiliates of Remington, including construction management, interior design, architectural oversight, and the purchasing, expediting, warehousing coordination, freight management, and supervision of installation of furniture, fixtures, and equipment, and related services (the "Project Management Business"), for a total transaction value of $203 million. The purchase price was paid by issuing 8,120,000 shares of a newly created series of convertible preferred stock ("Series B Preferred Stock") to the sellers of the Project Management Business, primarily Monty J. Bennett, our Chief Executive Officer and Chairman of our board of directors, and his father Archie Bennett, Jr., the Chairman Emeritus of Ashford Trust (together, the "Bennetts"). The Series B Preferred Stock has a conversion price of $140 per share and, if converted immediately after the consummation of the transaction, would convert into 1,450,000 shares of our common stock. Dividends on the Series B Preferred Stock are payable at an annual rate of 5.5% in the first year, 6.0% in the second year, and 6.5% in the third year and each year thereafter. Voting rights are on an as-converted basis and the holders of the Series B Preferred Stock have a voting limit of 25% of our voting securities for five years.

        In connection with the acquisition of the Project Management Business, we effected a holding company reorganization. The change in holding company organizational structure was effected by a merger, pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of our predecessor publicly-traded parent Ashford OAINC Inc. (formerly named Ashford Inc.) ("Old Ashford") was converted into one share of common stock, par value $0.01 per share, of the Company having the same rights, powers and preferences and the same qualifications, limitations and restrictions as a share of common stock of Old Ashford. As a result of the foregoing, we became the successor issuer of Old Ashford under Rule 12g-3 of the Exchange Act. Our common stock continues to be listed on the NYSE American under the symbol "AINC."

Enhanced Return Funding Program Agreement

        On June 26, 2018, the Company entered into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement (together, the "ERFP Agreement") with Ashford Trust. The independent directors of the board of directors of each of the Company and Ashford Trust, with the assistance of separate and independent legal counsel, engaged to negotiate the ERFP Agreement on behalf of the Company and Ashford Trust, respectively. Under the ERFP Agreement, the Company has agreed to provide $50 million to Ashford Trust in connection with Ashford Trust's acquisition of additional hotels, with the option to increase the funding commitment to up to $100 million upon mutual agreement by the parties. Under the ERFP Agreement, the Company is obligated to provide Ashford Trust 10% of the acquired hotel's purchase price in the form of furniture, fixtures and equipment ("FF&E"), which is subsequently leased to Ashford Trust at no cost. In connection with Ashford Trust's acquisition of the Hilton Old Town Alexandria on June 29, 2018, and subject to the terms of the ERFP Agreement, the Company is obligated to provide Ashford Trust with approximately $11.1 million in exchange for FF&E at Ashford Trust properties. As of September 24, 2018, the Company has not yet purchased any FF&E under the ERFP Agreement. The Company expects to begin purchasing the $11.1 million in FF&E that it is obligated to purchase in connection with the Hilton Old Town Alexandria transaction in the fourth quarter of 2018. The Company has two years from the acquisition date to purchase the FF&E pursuant to the Enhanced Return Funding Program. The Company expects to begin to recognize the related depreciation tax deduction at the time such FF&E is placed into service at Ashford Trust properties, which could begin in the fourth quarter of 2018. However, the timing of the FF&E being placed into service is subject to uncertainties outside of the Company's control that could delay the realization of any tax benefit associated with the purchase of FF&E.

Other Recent Acquisition and Investment Activity

        We have recently acquired and continue to pursue opportunities to acquire, invest in or incubate strategic businesses that may achieve accelerated growth by conducting business with our existing platforms and by leveraging our deep knowledge and extensive relationships within the hospitality sector, including investments in:

  •
  OpenKey, Inc., the largest mobile key provider for independent hotels and soft brands worldwide;

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  J&S Audio Visual, which provides an integrated suite of audio visual services, including show and event services, hospitality services, creative services and design & integration services; and

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  Pure Rooms, which provides a patented seven-step purification process that treats a room's surfaces, including the air, and removes up to 99% of pollutants.

Executive Offices

        Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ashfordinc.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus supplement as an inactive textual reference and do not intend it to be an active link to our website.

THE OFFERING

Issuer	Ashford Inc.
Common stock offered	shares of common stock ( shares if the underwriters exercise their option to purchase additional shares in full).
Common stock to be outstanding after the offering(1)	shares of common stock ( shares if the underwriters exercise their option to purchase additional shares in full).
Price per share	$ .
Use of proceeds

We estimate that the net proceeds from this offering will be approximately $            million (approximately $            million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, from the sale of common stock hereby. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including to fund future acquisitions, investments and our obligations under the ERFP Agreement. See "Use of Proceeds."

NYSE American symbol	"AINC"
Risk factors

Investing in our common stock involves risks. You should carefully consider the risks described under "Risk Factors" in this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein and therein (including the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017), before making a decision to invest in our securities.

Settlement	Delivery of the common stock offered hereby will be made against payment therefor through the book-entry facilities of DTC on or about September , 2018.

(1)
The number of shares of common stock to be outstanding after this offering is based on 2,109,732 shares outstanding as of September 21, 2018 and excludes: 1,236,549 shares of common stock issuable upon exercise of stock options outstanding as of September 21, 2018 at a weighted-average exercise price of $69.25 per share; 243,330 shares of common stock reserved for future issuance under our 2014 Incentive Plan, as amended (the "2014 Incentive Plan"); 205,413 shares of common stock reserved for future issuance under our deferred compensation plan; and 1,450,000 shares of common stock issuable upon conversion of the Series B Preferred Stock. Except as otherwise indicated, all information contained in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares.

RISK FACTORS

        An investment in our common stock involves risks. You should consider carefully the following risks, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks discussed under "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in any subsequent updates to this disclosure in other reports we may file with the SEC, before investing in our common stock. If any of these risks actually occur, our business, financial condition, operating results, or cash flow could be materially and adversely affected and the value of your common stock could decline significantly.

Risks Related to the Acquisition of the Project Management Business

Certain affiliated stockholders have the ability to control significant corporate activities of the Company and their interests may differ from the interests of our other stockholders.

        As of September 21, 2018, the Bennetts directly or indirectly beneficially owned approximately 54.0% of our outstanding common stock (including common units, all vested and unvested options and/or shares of Series B Preferred Stock on an as-converted or as-exercised basis), provided that prior to the fifth anniversary of the closing of the Project Management Business acquisition, the voting power of the holders of the Series B Preferred Stock will be limited to 25% of the combined voting power of all of the outstanding voting securities of the Company entitled to vote on any given matter. As a result, the Bennetts may be able to influence or effectively control the decisions of the Company and, following the fifth anniversary of the closing of the Project Management Business acquisition, such holders of Series B Preferred Stock may, depending on the circumstances at the time, have the voting power to elect all of the members of our board of directors and thereby control our management and affairs. In addition, at such time, the holders of the Series B Preferred Stock may be able to determine the outcome of all matters requiring stockholder approval, including mergers and other material transactions, and may be able to cause or prevent a change in the composition of our board of directors or a change in control of the Company that could deprive our other stockholders of an opportunity to receive a premium for their common stock as part of a sale of the Company.

        In addition to their direct or indirect beneficial ownership of the shares of our common stock, the Bennetts are party to the Investor Rights Agreement, dated August 8, 2018, by and among Ashford Inc., Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP and Mark Sharkey and other related parties (the "Investor Rights Agreement") under which, for so long as the holders of the Series B Preferred Stock and their affiliates continue to beneficially own no less than 20% of the issued and outstanding shares of our common stock, they will have the ability to cause the election of two members of our board of directors plus an additional two directors in the event of the non-payment of dividends on the Series B Preferred Stock for two consecutive quarters. The Bennetts' interests may not always coincide with the interests of our other stockholders. The concentrated holdings of our common stock directly or indirectly by the Bennetts, the various provisions of the Investor Rights Agreement, and the resulting representation and potential control of our board of directors by the Bennetts may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders. Moreover, this concentration of stock ownership may also adversely affect the trading price of our common stock if investors perceive a disadvantage in owning stock of a company with a controlling stockholder.

The Project Management Business acquisition may not be accretive to our stockholders.

        While it is intended that the acquisition of the Project Management Business be accretive to our performance metrics (including after taking into account the possible exchange of the Series B Preferred Stock into our common stock), there can be no assurance that this will be the case, since, among other things, the expenses we have incurred as a result of the acquisition may be higher than we anticipated and revenue from the Project Management Business may decrease in the near-term and/or long-term. The failure of the acquisition to be accretive to the Company's stockholders could have a material adverse effect on the Company's business, financial condition, and results of operations.

The holders of the Series B Preferred Stock have rights that are senior to the rights of the holders of our common stock, which may decrease the likelihood, frequency and amount of dividends to holders of our common stock.

        The Series B Preferred Stock requires that dividends be paid on the Series B Preferred Stock before any distributions can be paid to holders of our common stock and that, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of Series B Preferred Stock must be satisfied before any distributions can be made to the holders of our common stock. In addition, if we declare or pay a dividend on our common stock, the holders of the Series B Preferred Stock will participate, on an as-converted basis, in such dividend with the holders of our common stock. The Series B Preferred Stock will vote together with the holders of our common stock as a single class on all matters, with the number of votes attributable to each share of Series B Preferred Stock on an as-converted basis, subject to the voting restrictions set forth in the Investor Rights Agreement. As a result of the Series B Preferred Stock's superior rights relative to our common stock, including its right to participate in any dividends to the holders of our common stock, the right of holders of our common stock to receive distributions from us may be diluted and is limited by such rights.

The holders of the Series B Preferred Stock are expected to benefit from significant cash flows that may create conflicts of interest in our management.

        The Bennetts and other sellers of the Project Management Business were issued Series B Preferred Stock in consideration for the sale of such business. Each share of Series B Preferred Stock has a cumulative dividend rate of 5.50% per year until the first anniversary of the closing of the Project Management Business acquisition, 6.00% per year from the first anniversary of such closing until the second anniversary of such closing, and 6.50% per year after the second anniversary of such closing. As a result of this consideration, the holders of the Series B Preferred Stock have the right to receive significant cash flow that might otherwise have been used for general corporate purposes. The holders of the Series B Preferred Stock may be incentivized by this consideration to maximize our cash flow, and thus Monty J. Bennett may have conflicts of interest in making management decisions that might be to the detriment of our long-term strategy and success. The cash flow generated by the Project Management Business may not be equal to or in excess of the dividends payable to the holders of the shares of Series B Preferred Stock in any period.

We are dependent upon the profitability of our subsidiaries and their ability to make cash distributions to us.

        We are a holding company and, thus, do not conduct material activities other than activities incidental to holding equity interests of our subsidiaries and being a publicly-traded corporation. We are dependent on the profitability of our legacy advisory business and the acquired Project Management Business, and the ability of our subsidiaries in which these businesses operate to generate cash. As a result, we are substantially dependent on the ability of our subsidiaries to fund cash needs. If our subsidiaries are less profitable than anticipated, our cash flows will be negatively affected, which could have a material adverse effect on our stock price.

Cash distributions made by the operating companies to fund payments of dividends on the Series B Preferred Stock may subject us to taxes to the extent such distributions are treated as a taxable dividend or distribution.

        Because our ownership in Ashford Advisors Inc. (which owns Ashford LLC and Ashford Services) is held indirectly through Ashford Hospitality Holdings LLC, an entity treated as a partnership for U.S.

federal income tax purposes, we will not be entitled to a 100% dividends received deduction on dividends paid by Ashford Advisors Inc., and instead will only be entitled to a partial dividends received deduction, with respect to amounts distributed by Ashford Advisors Inc. for our benefit that are treated as a taxable dividend. In general, a distribution by Ashford Advisors Inc. is treated as a taxable dividend to the extent any such distribution is made out of Ashford Advisors Inc.'s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds Ashford Advisors Inc.'s current and accumulated earnings and profits, it will be treated first as a non-taxable return of capital to the extent of Ashford Hospitality Holdings LLC's adjusted tax basis in the shares of Ashford Advisors Inc. and, to the extent the amount of such distribution exceeds such adjusted tax basis, will be treated as capital gain from the sale or exchange of such shares. Consequently, we will be subject to U.S. federal income tax on a portion of amounts distributed by Ashford Advisors Inc. for our benefit that are treated as a taxable dividend and on the full amount of any such distribution treated as a capital gain. Accordingly, in connection with any distributions made by the operating companies to fund payments of dividends on our preferred stock, additional distributions will likely be required to fund such taxes and any taxes payable on such additional distributions.

The representation of the Bennetts on our board of directors may increase if we fail to make certain dividend payments on the Series B Preferred Stock.

        For so long as the holders of Series B Preferred Stock hold at least 20% of the issued and outstanding shares of our common stock (on an as-converted basis), Archie Bennett, Jr., during his lifetime, and Monty J. Bennett, during his lifetime, are each entitled to nominate two individuals as members of our board of directors, which are currently Monty J. Bennett and W. Michael Murphy. If we fail to make two consecutive dividend payments to the holders of the Series B Preferred Stock, then Archie Bennett, Jr., during his lifetime, and Monty J. Bennett, during his lifetime, will each be entitled to nominate two additional individuals as members of our board of directors and the size of our board of directors will be increased by two directors to accommodate these nominations. The Bennetts and certain of their affiliates, therefore, would likely have increased control over our operations and management.

We may not manage the integration of the Project Management Business effectively in such a manner that we realize the anticipated benefits of the Project Management Business acquisition.

        We may not manage the integration of the Project Management Business effectively. The acquisition has been a time-consuming and costly process and we may encounter difficulties, including, among other things:

  •
  the inability to successfully integrate the Project Management Business into our existing business in a manner that permits us to operate effectively or efficiently, which could result in the anticipated benefits of the acquisition not being realized in the timeframe currently anticipated or at all;

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  the risk of not realizing all of the anticipated strategic and financial benefits of the acquisition within the expected timeframe or at all;

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  potential unknown liabilities and unforeseen increased expenses, delays, or regulatory conditions associated with the acquisition; and

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  performance shortfalls as a result of the diversion of management's attention caused by the completion of the acquisition and integrating the operations of the Project Management Business.

        For the aforementioned reasons, it is possible that the acquisition of the Project Management Business could result in the distraction of management, the disruption of the ongoing businesses, or inconsistencies in each business's operations, services, standards, controls, procedures, and policies. Therefore, the failure to integrate the Project Management Business effectively could have a material adverse effect on the Company's business, financial condition, and results of operations.

We are exposed to risks to which the Company has not historically been exposed, including business risks inherent to the Project Management Business.

        The Project Management Business exposes us to risks to which we have not historically been exposed. Addressing these risks could distract management, disrupt our ongoing business, or result in inconsistencies in our operations, services, standards, controls, procedures, and policies, any of which could adversely affect our ability to maintain relationships with our lenders, joint venture partners, vendors, and employees or to achieve all or any of the anticipated benefits of the acquisition. The acquisition of the Project Management Business, and the incurrence of business risks inherent to the Project Management Business could have a material adverse effect on our business, financial condition, results of operations, and ability to effectively operate our business.

We may be a "controlled company" within the meaning of the rules of NYSE American and, as a result, would qualify for, and could rely on, exemptions from certain corporate governance requirements.

        Following the expiration of the voting restrictions in the Investor Rights Agreement, the Bennetts could, under certain circumstances, potentially control a majority of the voting power of our equity securities. As a result, we may become a "controlled company" within the meaning of the corporate governance standards of NYSE American at such time. Currently, under the rules of NYSE American, a company of which more than 50% of the outstanding voting power is held by an individual, group, or another company is a "controlled company" and may be exempt from certain stock exchange corporate governance requirements, which, generally, include the following:

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  the requirement that a majority of the board of directors consists of independent directors;

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  the requirement that the Company's nominating and corporate governance committee consists entirely of independent directors; and

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  the requirement that the Company's compensation committee consists entirely of independent directors.

Accordingly, in the event we become a "controlled company" and elect to be exempt from some or all of these corporate governance requirements, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE American corporate governance requirements.

Risks Related to the Offering

Sales of our common stock in the public markets, or the perception that such sales might occur, including when the transfer restrictions of the Series B Preferred Stock terminate in accordance with the Investor Rights Agreement, could cause the market price of our common stock to decline.

        Secondary sales of shares of our common stock into the public market, particularly sales by our directors, executive officers, and principal stockholders, including the Bennetts, or the perception that these sales might occur, could cause the market price of our common stock to decline and may make it more difficult for holders of our common stock to sell at a desirable price. Pursuant to the Investor Rights Agreement, for five years after the closing of the Project Management Business acquisition, each of the sellers of the Project Management Business are prohibited from selling or otherwise transferring shares of our common stock or Series B Preferred Stock to any person that is or would become, together with such person's affiliates and associates, a beneficial owner of 10% or more of the shares of our common stock, considering the Series B Preferred Stock on an as-converted basis, subject to certain exceptions. After such transfer restrictions expire, all of the shares of our common stock and Series B Preferred Stock owned by such sellers will be eligible for sale in the public market, subject to compliance with U.S. securities laws. The market price of our common stock could decline as a result of the sale of shares of our common stock in the public market, the availability of shares of our common stock for sale, or the perception in the market that the holders of a large number of shares of our common stock intend to sell.

The trading price of our common stock may fluctuate significantly.

        The trading price of our common stock may fluctuate significantly. From January 1, 2018 through September 21, 2018, the closing sale price of our common stock on the NYSE American ranged from $56.01 to $100.00 per share. The trading price of our common stock may fluctuate in response to many factors, including:

  •
  actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

  •
  our ability to successfully integrate the Project Management Business;

  •
  changes in our earnings estimates or those of analysts;

  •
  publication of research reports about us, the real estate industry generally or the hospitality sector in which we operate;

  •
  actual or anticipated changes in tax laws and regulations;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any securities we may issue in the future;

  •
  additions or departures of key management personnel;

  •
  speculation in the press or investment community;

  •
  general market and economic conditions; and

  •
  the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Many of the factors listed above are beyond our control. These factors may cause the trading price of our common stock to decline, regardless of our financial performance and condition and prospects. It is impossible to provide any assurance that the trading price of our common stock or the amount of dividends we pay on our common stock will not decline in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive or at all.

We may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.

        We will retain broad discretion over the use of proceeds from this public offering. Stockholders may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our stockholders. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including to fund future acquisitions, investments and our obligations under the ERFP Agreement. Because of the number and variability of factors that determine our use of the proceeds from this offering, our actual uses of the proceeds from this offering may vary substantially from our currently planned uses.

This offering may have a dilutive effect on our estimated earnings per share.

        After giving effect to the issuance of the shares of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds as described under "Use of Proceeds," this offering may have a dilutive effect on our estimated earnings per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. Additionally, subject to the 45-day lock-up restrictions described in "Underwriting—No Sales of Similar Securities," we are not restricted from issuing additional shares of common stock or preferred stock, including any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, shares of common stock or preferred stock or any substantially similar securities in the future. The market price of our common stock could decline as a result of sales of a large number of shares of common stock in the market after this offering or the perception that such sales could occur.

You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may also issue common stock or securities convertible into or exchangeable for our common stock in connection with investments and business acquisitions or combinations. We cannot assure you that we will be able to sell or issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing or receiving as consideration shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell or issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of June 30, 2018, 1,484,355 shares of common stock are either subject to outstanding options or restricted stock unit awards, or reserved for future issuance under our equity incentive plans are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, 205,413 shares of common stock are reserved for issuance to the Bennetts under our deferred compensation plan and 1,450,000 shares of common stock are issuable upon conversion by the holders of the Series B Preferred Stock. The future issuances of common stock, including the aforementioned shares of common stock issuable in connection with the exercise of options or restricted stock unit awards, our deferred compensation plan or conversion of the Series B Preferred Stock, will have a dilutive effect on your investment.

CAPITALIZATION

        The following table sets forth:

  •
  our capitalization as of June 30, 2018, on an actual basis;

  •
  our unaudited pro forma consolidated capitalization as of June 30, 2018, to give effect to, as if such events had occurred on June 30, 2018, the completion of the acquisition of the Project Management Business and related transactions, including the issuance of 8,120,000 shares of Series B Preferred Stock; and

  •
  our unaudited pro forma consolidated capitalization as of June 30, 2018, as adjusted to give effect to, as if such events had occurred on June 30, 2018, the completion of the acquisition of the Project Management Business and related transactions, including the issuance of 8,120,000 shares of Series B Preferred Stock and the sale of            shares of common stock in this offering at a public offering price of $      per share, after deducting the underwriting discount and estimated offering expenses payable by us, and the application of the net proceeds as described in "Use of Proceeds."

        You should read the following table along with our financial statements and the accompanying notes to those statements incorporated by reference into this prospectus supplement. The pro forma information in this table does not give effect to any other events that have occurred or may occur subsequent to June 30, 2018.

	As of June 30, 2018 (unaudited, in thousands, except share and per share data)
	Actual	Pro Forma	Pro Forma As Adjusted(1)
LONG-TERM DEBT
Notes payable, net (long-term portion)	$11,321	$11,321		$11,321
MEZZANINE EQUITY
Redeemable noncontrolling interests	4,852	4,852		4,852
Series B cumulative convertible preferred stock, $25 par value, no shares issued and outstanding actual, 8,120,000 shares issued and outstanding pro forma and pro forma as adjusted	—	200,130		200,130
EQUITY
Preferred stock, $0.01 par value; 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding	—	—		—
Common stock, $0.01 par value; 100,000,000 shares authorized, 2,109,388 shares issued and outstanding actual and pro forma; and shares issued and outstanding pro forma as adjusted	21	21
Additional paid-in capital	257,303	257,303
Accumulated deficit	(215,435)	(210,329)		(210,329)
Accumulated other comprehensive income (loss)	(348)	(348)		(348)

Total stockholders' equity of the Company	41,541	46,647
Noncontrolling interests in consolidated entities	1,421	1,421		1,421

Total equity	42,962	48,068

Total capitalization	$59,135	$264,371	$

(1)
The number of shares to be outstanding after this offering is based on 2,109,388 shares of common stock outstanding as of June 30, 2018 and excludes the following, in each case as of such date: 1,236,549 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2018 at a weighted-average exercise price of $69.25 per share; 243,674 shares of common stock reserved for future issuance under the 2014 Incentive Plan; 205,413 shares of common stock reserved for future issuance under our deferred compensation plan; 1,450,000 shares of common stock issuable upon conversion of the Series B Preferred Stock; and does not include underwriters' option to purchase up to             additional shares of common stock.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $             million (or approximately $             million if the underwriters exercise their option to purchase additional shares of common stock in full), based on the public offering price of $            per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, from the sale of common stock hereby.

        We intend to use the net proceeds from this offering for working capital and general corporate purposes, including to fund future acquisitions, investments and our obligations under the ERFP Agreement. Pending any such uses, we may invest the net proceeds in a variety of short-term, investment-grade and interest-bearing instruments.

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement between us and UBS Securities LLC, as the representative of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Name	Number of Shares
UBS Securities LLC
RBC Capital Markets, LLC
Janney Montgomery Scott LLC

Total

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of common stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Expenses

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $            per share on sales to other dealers. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        The expenses of this offering that are payable by us are estimated to be approximately $350,000 (excluding underwriting discounts).

Option to Purchase Additional Shares

        We have granted an option to the underwriters to purchase up to            additional shares of common stock at the public offering price, less the underwriting discount, solely for the purpose of covering overallotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table. The underwriters may exercise this option for 30 days from the date of this prospectus supplement.

No Sales of Similar Securities

        We, our executive officers and directors and certain stockholders have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock (including the Series B Preferred Stock) for a period of 45 days after the date of this prospectus supplement without first obtaining the written consent of UBS Securities LLC, subject to certain limited exceptions. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  purchase or sell any option or contract to purchase any common stock,

  •
  grant any option, right or warrant for the sale of any common stock,

  •
  lend or otherwise dispose of or transfer any common stock,

  •
  request or demand that we file a registration statement related to the common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock, including the Series B Preferred Stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Price Stabilization, Short Positions and Penalty Bids

        Until the distribution of the shares of common stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our shares of common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with the offering, the underwriters may purchase and sell the common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE American, in the over-the-counter market or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, including Ashford Trust and Braemar, for which they have received and may continue to receive customary fees and commissions. For example, Janney Montgomery Scott LLC served as the financial advisor to the special committee of our board of directors in connection with the acquisition of the Project Management Business.

        In addition, the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. In addition, certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland. Certain legal matters in connection with this offering will be passed upon for the underwriters by DLA Piper LLP (US), New York, New York. Cadwalader, Wickersham & Taft LLP and DLA Piper LLP (US) will rely on the opinion of Hogan Lovells US LLP as to all matters of Maryland law.

EXPERTS

        The consolidated financial statements of Ashford Inc. at December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, appearing in Ashford Inc.'s Annual Report on Form 10-K, have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

        The combined carve-out financial statements of the Remington Project Management Business (A Carve-Out of Remington Holdings, L.P.) at December 31, 2017 and 2016, and for each of the two years in the period ended December 31, 2017, filed as an exhibit to Ashford Inc.'s Current Report on Form 8-K/A filed with the SEC on August 21, 2018, have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in its report thereon, included therein and incorporated herein by reference. Such combined carve-out financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

        The financial statements of J&S Audio Visual Communications, Inc. as of and for the years ended December 31, 2016 and 2015 filed as an exhibit to Ashford Inc.'s Current Report on Form 8-K/A filed with the SEC on December 19, 2017 have been audited by Whitley Penn LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

        The financial statements of J&S Audiovisual Mexico, S. de R.L. de C.V. as of and for the years ended December 31, 2016 and 2015 filed as an exhibit to Ashford Inc.'s Current Report on Form 8-K/A filed with the SEC on December 19, 2017 have been audited by Mancera, S.C., a member practice of Ernst & Young Global, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549-1090. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Ashford Inc., that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.

        We also make available free of charge on or through our internet website, www.ashfordinc.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus.

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement on Form S-3, as permitted by the SEC. Refer to the registration statement on Form S-3, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above and through the SEC's website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus supplement. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus supplement and in our other filings with the SEC. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below and any filings made by us in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the completion of this offering; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018 (as amended by the Form 10-K/A, filed with the SEC on April 30, 2018);

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, filed with the SEC on May 9, 2018 and June 30, 2018, filed with the SEC on August 9, 2018;

  •
  our Current Reports on Form 8-K filed with the SEC on November 6, 2017 (as amended by the Current Report on Form 8-K/A, filed with the SEC on December 19, 2017), January 8, 2018, March 2, 2018, March 7, 2018, March 13, 2018, March 20, 2018, March 26, 2018, April 6, 2018, April 9, 2018 (as amended by the Current Report on Form 8-K/A, filed with the SEC on

    April 11, 2018), May 10, 2018, May 24, 2018, June 5, 2018, June 21, 2018, June 26, 2018 (as amended by the Current Report on Form 8-K/A filed with the SEC on September 24, 2018) and August 8, 2018 (as amended by the Current Report on Form 8-K/A, filed with the SEC on August 21, 2018); and

  •
  the description of our common stock in our registration statement on Form 10 filed with the SEC on April 7, 2014, as amended on November 1, 2016, including any amendments and reports filed for the purpose of updating such description.

        You can request a copy of any document incorporated by reference in this prospectus supplement, at no cost, by writing or telephoning us at:

Investor Relations
Ashford Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

        This prospectus relates to common stock, preferred stock, depositary shares, debt securities, warrants, rights and units that we may sell from time to time in one or more offerings up to a total dollar amount of $50,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus for more information. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

        Investing in our securities involves risks. See "Risk Factors" on page 2 for information regarding risks associated with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2018.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission ("SEC") and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

OUR COMPANY

        Ashford Inc. ("we" or the "Company") is a Maryland corporation formed on April 2, 2014 that provides asset management and advisory services to Ashford Hospitality Trust, Inc. ("Ashford Trust") and Ashford Hospitality Prime, Inc. ("Ashford Prime"). Ashford Trust commenced operating in August 2003 and is focused on investing in full service hotels in the upscale and upper-upscale segments in the U.S. that have revenue per available room ("RevPAR") generally less than twice the national average. Ashford Prime invests primarily in luxury hotels and resorts with RevPAR of at least twice the U.S. national average. Ashford Prime became a publicly traded company in November 2013 upon the completion of its spin-off from Ashford Trust. Each of Ashford Trust and Ashford Prime is a real estate investment trust ("REIT") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and the common stock of each of Ashford Trust and Ashford Prime is traded on the NYSE. In addition, through our subsidiaries, we provide other on site services to hotels owned by Ashford Trust, Ashford Prime and other hospitality companies. Our common stock of Ashford Inc. is listed on the NYSE American Exchange.

        In our capacity as the advisor to Ashford Trust and Ashford Prime, we are responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity. We provide the personnel and services necessary to allow each of Ashford Trust and Ashford Prime to conduct its respective business. We may also perform similar functions for new or additional platforms. We are not responsible for managing the day-to-day operations of the individual hotel properties owned by either Ashford Trust or Ashford Prime, which duties are the responsibility of the hotel management companies that operate the hotel properties owned by Ashford Trust and Ashford Prime.

        We conduct our business and own substantially all of our assets through an operating entity, Ashford Hospitality Holdings LLC. We own approximately 99.8% of the outstanding common units of Ashford Hospitality Holdings LLC and serve as its sole manager.

        Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ashfordinc.com. The contents of our website are not a part of this prospectus. Shares of our common stock are traded on the NYSE American Exchange (the "NYSE American") under the symbol "AINC."

RISK FACTORS

        An investment in our securities involves various risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combinations of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward looking statements include information about possible, estimated or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Forward looking statements are generally identifiable by use of forward looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

  •
  our business and investment strategy;

  •
  our projected operating results and dividend rates;

  •
  our ability to obtain future financing arrangements;

  •
  our understanding of our competition;

  •
  market trends;

  •
  projected capital expenditures; and

  •
  the impact of technology on our operations and business.

        Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

  •
  the factors discussed in this prospectus, and in the information incorporated by reference into it, including those set forth in our Annual Reports on Form 10-K under the section titled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Properties," as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Exchange Act;

  •
  general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise, and the market price of our common stock;

  •
  availability, terms, and deployment of capital;

  •
  changes in our industry and the market in which we operate, interest rates, or local economic conditions;

  •
  the degree and nature of our competition;

  •
  actual and potential conflicts of interest with or between Ashford Prime and Ashford Trust, our executive officers and our non-independent directors;

  •
  availability of qualified personnel;

  •
  changes in governmental regulations, accounting rules, tax rates and similar matters; and

  •
  legislative and regulatory changes

        When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents incorporated by reference into this prospectus. The matters summarized under "Risk Factors" and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus could cause our actual results and performance to differ significantly from those contained in our forward looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate purposes, which may include the repayment of outstanding indebtedness, the repurchase of our outstanding equity securities, capital expenditures, investments to grow our business, key money consideration, working capital and other general purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF OUR CAPITAL STOCK

General

        We were formed under the laws of the State of Delaware on April 2, 2014 and were subsequently reincorporated in Maryland effective October 31, 2016. Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Authorized Stock

        Our charter provides that we may issue up to 200 million shares of capital stock, of which 100 million shares will be common stock, par value $0.01 per share, 50 million shares will be blank check common stock, par value $0.01 per share, and 50 million shares will be preferred stock, par value $0.01 per share. Our Board of Directors has designated 2,000,000 shares of our preferred stock as Series A Preferred Stock.

Power to Issue Additional Shares of Our Common Stock and Preferred Stock

        We believe that the power of our board of directors, without stockholder approval, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or stockholders believe that such transaction or change of control may be in their best interests.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

DESCRIPTION OF OUR COMMON STOCK

        The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our debt securities or preferred stock or upon the exercise of warrants or rights to purchase our common stock.

        All shares of our common stock covered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock. We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future.

        Subject to the provisions of our charter, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of the board of directors, which means that the holders of a plurality of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of Ashford Inc. Shares of common stock will have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter reduces the stockholder vote for these fundamental matters to a majority of the outstanding voting power. Additionally, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because operating assets may be held by a corporation's subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets without a vote of the corporation's stockholders.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

DESCRIPTION OF OUR PREFERRED STOCK

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests. As of October 31, 2017, no shares of our Series A Cumulative Preferred Stock ("Series A Preferred Stock") are outstanding. Our preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The prospectus supplement relating to the series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

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  the title and stated value of that preferred stock;

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  the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

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  the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

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  the voting rights applicable to that preferred stock;

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  the procedures for any auction and remarketing, if any, for that preferred stock;

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  the provisions for a sinking fund, if any, for that preferred stock;

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  the provisions for redemption including any restriction thereon, if applicable, of that preferred stock;

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  any listing of that preferred stock on any securities exchange;

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  the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

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  a discussion of federal income tax considerations applicable to that preferred stock;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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  any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

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  senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

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  on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

Dividends

        Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our preferred stock will be entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us, at rates and on dates as will be set forth in the applicable prospectus supplement.

        Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

        If any shares of preferred stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

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  the series or class of preferred stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the preferred stock of that series or class for all past dividend periods and the then current dividend period; or

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  the series or class of preferred stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the preferred stock of that series or class.

        When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Redemption

        We may have the right or may be required to redeem one or more series of preferred stock, in whole or in part, in each case upon the terms, if any, and at the time and at the redemption prices set forth in the applicable prospectus supplement.

        If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable articles supplementary and prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other classes or series of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

        Holders of preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

        Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of that series or class of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class):

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  authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

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  amend, alter or repeal the provisions of our charter (including articles supplementary establishing any class or series of preferred stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series or class of preferred stock or the holders of the preferred stock.

        However, any increase in the amount of the authorized preferred stock or the creation or issuance of any other series or class of preferred stock, or any increase in the amount of authorized shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect that redemption.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

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  the number of shares of common stock into which the preferred stock is convertible;

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  the conversion price (or manner of calculation of the conversion price);

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  the conversion period;

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  provisions as to whether conversion will be at the option of the holders of the preferred stock or us;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of the preferred stock.

Series A Preferred Stock

        In accordance with out charter, we are authorized to issue 50 million shares of preferred stock, which currently includes up to 2 million shares of Series A Preferred Stock, of which no shares were outstanding as of October 31, 2017. The Series A Preferred Stock is issuable to holders of our preferred share purchase rights (the "Rights"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock at a price of $275 per one one- thousandth of a share of Series A Preferred Stock. On December 5, 2017, our board of directors extended the expiration date of the Rights until the date of the our 2018 annual meeting of stockholders, at which time the stockholders will vote on a further extension of the Final Expiration Date. If the stockholders do not approve such further extension, the Rights will expire on the date of the 2018 annual meeting of stockholders.

        Dividend Rights.    The holders of Series A Preferred Stock are entitled to receive dividends in preference to holders of shares of any class or series of stock ranking junior to it, equal to 1,000 multiplied by the aggregate per share amount of all dividends of common stock.

        Liquidation Rights.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series A Preferred Stock will be entitled to receive an amount per share equal to 1,000 multiplied by the aggregate amount to be distributed per share to holders of shares of common stock plus an amount equal to any accrued and unpaid dividends, before any payment or distribution will be made or set aside for holders of any junior stock.

        Voting Rights.    Holders of Series A Preferred Stock have the following voting rights: (i) each share of Series A Preferred Stock entitles the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the company; (ii) holders of shares of Series A Preferred stock and the holders of shares of common stock and any other capital stock having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders; and (iii) holders of Series A Preferred Stock have no special voting rights and their consent is not required for taking any corporate action.

        Conversion and Preemptive Rights.    The Series A Preferred Stock is not convertible or exchangeable for any of our other securities or property, and holders of shares of our Series A Preferred Stock have no preemptive rights to subscribe for any securities of our company.

DESCRIPTION OF OUR DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares of preferred stock, or "depositary shares," rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of the preferred share represented by such depositary share, to all the rights and preferences of the preferred share, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

        If any series of preferred stock underlying the depositary shares may be converted or redeemed, each record holder of depositary receipts representing the shares of preferred stock being converted or redeemed will have the right or obligation to convert or redeem the depositary shares represented by the depositary receipts.

        Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share of the applicable series of preferred stock. If fewer than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

        After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of such shares will end, except the right to receive money, securities or other property payable upon redemption or conversion.

        We will pay all fees, charges and expenses of the depositary, including such fees, charges and expenses in connection with the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

 DESCRIPTION OF OUR DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

        The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

        We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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  the title;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

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  the maturity date;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness;

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  a discussion on any material or special federal income tax considerations applicable to the debt securities;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

        Subject to the terms of the indentures, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur as to us.

        If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        Subject to the terms of the indentures, a holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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  to fix any ambiguity, defect or inconsistency in the indenture; and

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  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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  extending the fixed maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  compensate and indemnify the trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

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  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF OUR WARRANTS

        This section describes the general terms and provisions of our warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

        We may issue warrants for the purchase of our debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

  •
  the aggregate number of the securities covered by the warrant;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrant;

  •
  the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

  •
  the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

  •
  the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

  •
  the expiration date for exercising the warrant;

  •
  the minimum or maximum amount of warrants that may be exercised at any time;

  •
  a discussion of federal income tax consequences; and

  •
  any other material terms of the warrants.

        After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. A holder must exercise warrants for our preferred stock or common stock through payment in U.S. dollars. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

        Until a holder exercises warrants to purchase our debt securities, preferred stock, or common stock, that holder will not have any rights as a holder of our debt securities, preferred stock, or common stock by virtue of ownership of warrants.

DESCRIPTION OF OUR RIGHTS

        We may issue rights to purchase our debt securities, common stock or preferred stock. The following description of rights to purchase such securities provides certain general terms and provisions of such rights that we may offer. Our rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering. Certain other terms of any rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of the rights certificate applicable to any rights we may offer, see "Where You Can Find More Information." We urge you to read the applicable rights certificate and any applicable prospectus supplement in their entirety.

        The prospectus supplement relating to any rights that we may offer will include specific terms relating to the offering, including, among other matters:

  •
  the date of determining the security holders entitled to the rights distribution;

  •
  the aggregate number of rights issued and the aggregate amount of debt securities or the number of shares of common stock or preferred stock purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the conditions to completion of the rights offering;

  •
  the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

  •
  a discussion of federal income tax consequences related to the rights; and

  •
  any other material terms of the rights.

        Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for such rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

DESCRIPTION OF OUR UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

        While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

        We may issue units consisting of common stock, preferred stock, depositary shares, warrants, debt securities, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below;

  •
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

  •
  a discussion of federal income tax consequences related to the rights.

        The provisions described in this section, as well as those described under "Description of Common Stock," "Description of Preferred Stock," "Description of Warrants" and "Description of Debt Securities" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agent and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by the depositary or any nominee of that depositary to a successor depositary or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depository arrangements.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depositary, who are called "participants." Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary's participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of these participants.

        If a depositary for a series of securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following is a summary of certain provisions of Maryland law and of our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

The Board of Directors

        Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors.

        Pursuant to our charter, each member of our board of directors will serve one year terms. See "Description of Our Common Stock" for further information regarding the election of directors.

Amendment to Our Charter

        At any time that any shares of Series A Preferred Stock are outstanding, the Charter shall not be amended in any manner, including in a merger, consolidation or otherwise, which would alter, change or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately a single class. Otherwise, our charter may be amended if declared advisable by our Board of Directors and approved by the affirmative vote of a majority of all of the votes entitled to be cast on the matter.

Approval of Extraordinary Transactions

        Generally, the merger of our company with another company, a consolidation of our company, a transfer by our company of all or substantially all of our assets, or a statutory share exchange to which our company is a party must be declared advisable by our board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Dissolution of Our Company

        The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

  •
  with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:

  •
  pursuant to our notice of the meeting;

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  by, or at the direction of, a majority of our board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

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  with respect to special meetings of stockholders, only the business specified in our company's notice of meeting may be brought before the meeting of stockholders unless otherwise provided by law; and

  •
  nominations of persons for election to our board of directors at any annual or special meeting of stockholders may be made only:

  •
  by, or at the direction of, our board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Business Combinations

        Maryland law prohibits "business combinations" between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include, in circumstances specified in the statute, certain mergers, consolidations or statutory share exchanges, certain transfers of assets, certain stock issuances or transfers, certain liquidation plans, and certain reclassifications in each case involving interested stockholders or their affiliates. Maryland law defines an interested stockholder of a corporation as:

  •
  any person who beneficially owns 10% or more of the voting power of the voting stock of the corporation; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

        A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of the then-outstanding shares of common stock, voting together as a single group; and

  •
  two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.

        The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

        A Maryland corporation may elect not to be governed by the business combination statute through charter provisions or board resolutions. Our Board of Directors has adopted a resolution exempting from the business combination/moratorium provisions of the MGCL any business combinations between us, on the one hand, and any of (i) Archie Bennett, (ii) Monty Bennett, (iii) any present or future affiliate of Archie Bennett or Monty Bennett, (iv) Ashford Trust, (v) Ashford Prime, or (vi) any other entity that is advised by us or our controlled affiliates through an advisory agreement, on the other hand; provided that such business combination is first approved by our Board of Directors.

Control Share Acquisitions

        The MGCL provides that outstanding "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise the appraisal rights provided by the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.

        Our Bylaws provide that the Maryland control share acquisition statute shall not apply to any control share acquisitions by (i) Archie Bennett, (ii) Monty Bennett, (iii) any present or future affiliate or associate of Archie Bennett or Monty Bennett, (iv) Ashford Trust, (v) Ashford Prime, or (vi) any other entity that is advised by us or our controlled affiliates through an advisory agreement.

MGCL Title 3, Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions: a classified board; a two-thirds stockholder vote requirement for removal of a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a requirement that the holders of at least a majority of all votes entitled to be cast request a special meeting of stockholders. Our charter does not contain any provision, nor has our Board taken any action, restricting our Board's ability to make any of the elections permitted by Subtitle 8. Through provisions unrelated to Subtitle 8, our charter provides that the number of directors be fixed only by the Board, that directors may be removed only for cause and only by the vote of stockholders entitled to cast at least 80% of the outstanding voting power, and that stockholder-called special meetings may be called at the request of stockholders entitled to cast a majority of the outstanding voting power.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The advance notice provisions of our bylaws and the limited exemptions from the Maryland Business Combination Act and Maryland Control Share Acquisition Act could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders otherwise believe may be in their best interest.

Indemnification and Limitation of Directors' and Officers' Liability

        Our charter provides for indemnification of our officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

        The MGCL permits a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

  •
  an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

  •
  was committed in bad faith; or

  •
  was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

        Our bylaws also obligate us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in second and third bullet points above and to any employee or agent of our company or a predecessor of our company.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS TO NON-UNITED STATES HOLDERS

        The following discussion is a summary of the material federal income tax considerations that may be relevant for the acquisition, ownership and disposition of shares of our common or preferred stock by a non-United States holder, as we define that term below. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  financial institutions or broker-dealers;

  •
  tax-exempt organizations;

  •
  passive foreign investment companies or controlled foreign corporations;

  •
  investors who hold or will hold our stock as part of hedging or conversion transactions;

  •
  investors subject to federal alternative minimum tax;

  •
  investors whose functional currency is not the United States dollar;

  •
  U.S. expatriates;

  •
  investors subject to special rules under Code Section 892;

  •
  persons who mark-to-market our stock;

  •
  subchapter S corporations;

  •
  regulated investment companies and REITs; and

  •
  persons who receive our stock through the exercise of employee stock options or otherwise as compensation.

        If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding our stock, you should consult your tax advisor regarding the consequences to the partnership and its partners of the purchase, ownership and disposition of our stock by the partnership.

        This summary is limited to non-United States holders who purchase our stock as capital assets.

        The statements of law in this discussion are based on current provisions of the Code, existing, temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. We have not received any rulings from the IRS with respect to the statements made in the following summary. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our stock. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and regarding potential changes in applicable tax laws.

        For purposes of this discussion, a "non-United States holder" is a beneficial owner of our stock that is neither a United States person nor a partnership. A United States person means a person who is for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust (1) if it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        An individual is generally treated as a resident of the United States in any calendar year for United States federal income tax purposes if the individual is present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending on the last day of the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are generally taxed for United States federal income tax purposes as if they were United States citizens.

Distributions on Shares of Our Stock

        As described in the section "—Description of our Common Stock," we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if distributions are paid on shares of a class of our stock, the distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent a distribution exceeds our current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of your shares in our stock. Any remainder will be treated as capital gain from the sale of shares of our stock and will be treated as described below under "—Gain on Disposition." Dividends paid to a non-United States holder generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, the benefits of which a non-United States holder is eligible. However, if the dividend is effectively connected with the non-United States holder's conduct of a trade or business in the United States and, where required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by such non-United States holder, the dividend will not be subject to any withholding tax, provided certain certification and disclosure requirements are met, as described below, but will be subject to United States federal income tax imposed on net income on the same basis that applies to United States persons generally at the regular graduated rates. A corporate non-United States holder under certain circumstances also may be subject to a branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, the benefits of which a non-United States holder is eligible, on a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-United States holders are urged to consult their tax advisors regarding the potential applicability of any income tax treaty.

        To claim the benefit of an applicable income tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the

United States, a non-United States holder must provide to the applicable withholding agent a properly executed IRS Form W- 8BEN or IRS Form W-8BEN-E (or other applicable documentation) for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury that such holder is not a United States person prior to the payment of distributions on our stock. These forms must be periodically updated. Special certification and other requirements apply to certain non-United States holders that are pass-through entities and non-United States holders whose stock is held through certain foreign intermediaries. Non-United States holders may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Disposition

        A non-United States holder generally will not be subject to United States federal income tax, including withholding, on gain recognized on a sale or other disposition of shares of our stock unless any one of the following is true:

  •
  the gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States and, where an applicable income tax treaty applies, is attributable to a United States permanent establishment or fixed base maintained by such non-United States holder;

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  the non-United States holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met; or

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  our stock constitutes a United States real property interest by reason of our status as a "United States real property holding corporation," or USRPHC, for United States federal income tax purposes at any time during the shorter of (1) the period during which you hold our stock and (2) the five-year period ending on the date you dispose of our stock.

        Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to the United States federal income tax imposed on net income on the same basis that applies to United States persons generally, at the regular graduated rates, but will generally not be subject to withholding. Corporate non-United States holders also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such gain, as adjusted for certain items. Gain described in the second bullet point above will be subject to a flat 30% United States federal income tax (or such lower rate specified by an applicable income tax treaty), which may be offset by certain United States source capital losses (even though the individual is not considered a resident of the United States) provided the non-United States holder has timely filed United States federal income tax returns with respect to such losses.

        With respect to the third bullet point, we believe we are not currently, and will not become, a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, we cannot assure you that we will not become a USRPHC in the future. If we are or were to become a USRPHC, as long as our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, it will not be treated as a United States real property interest with respect to any non-United States holder that holds, actually or constructively, no more than 5% of such regularly traded stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-United States holder's holding period for such stock, and any gain arising from any such sale or taxable disposition will not be subject to United States federal income tax. If we are determined to be a USRPHC and the foregoing exception does not apply, among other things, a purchaser may be required to withhold 10% of the proceeds payable to a non-United States holder from a disposition of shares of our stock, and the non-United States holder generally will be taxed on its net gain derived from the disposition at the graduated United States federal income tax rates applicable to United States persons.

        Non-United States holders are urged to consult any potentially applicable income tax treaties that may provide for different rules.

Legislation Involving Payments to Certain Foreign Entities

        A 30% withholding tax applies to any dividends paid on shares of our stock to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), and on the gross proceeds of the sale or other disposition of shares of our stock, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity either certifies it does not have any substantial United States owners or provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity or (iii) the foreign financial institution or nonfinancial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, a non-United States holder might be eligible for refunds or credits of such taxes. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules.

        Under the applicable Treasury regulations and IRS guidance, these withholding and reporting requirements apply to payments of dividends on our stock and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019. Non-United States holders are urged to consult their tax advisors regarding the possible implications of this legislation on an investment in shares of our stock.

Information Reporting and Backup Withholding

        Information reporting and backup withholding (currently at a 28% rate) generally will apply to dividends paid with respect to our stock. In certain circumstances, provided the applicable withholding agent does not have knowledge or reason to know the holder is a United States person, non-United States holders may avoid information reporting and backup withholding if they provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury as to their status as non-United States holders or otherwise establish an exemption and certain other requirements are met. Copies of information returns may also be made available to the tax authorities in the country in which the non-United States holder resides or is established under the provisions of an applicable income tax treaty. Non-United States holders are urged to consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

        The gross proceeds from the disposition of shares of our stock may be subject to information reporting and backup withholding. If a non-United States holder sells shares of our stock outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to such holder outside the United States, then the United States backup withholding and information reporting requirements generally will not apply to that payment. However, United States information reporting will (although backup withholding will not) generally apply to a payment of sale proceeds, even if that payment is made outside the United States, if a non-United States holder sells shares of our stock through a non-United States office of a broker that:

  •
  is a United States person for United States federal tax purposes;

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  is a foreign person that derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

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  is a "controlled foreign corporation" for United States tax purposes; or

  •
  is a foreign partnership, if at any time during its tax year (1) one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or (2) the foreign partnership is engaged in a United States trade or business, unless the broker has documentary evidence in its files that the non-United States holder is not a United States person and certain other conditions are met, or the non-United States holder otherwise establishes an exemption. In such circumstances, backup withholding will not apply unless the broker has actual knowledge or reason to know the non-United States holder is not a non-United States person.

        If a non-United States holder receives payments of the proceeds of a sale of shares of our stock to or through a United States office of a broker, the payment is subject to both backup withholding and information reporting unless such non-United States holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or valid substitute or successor form) certifying under penalties of perjury that such holder is not a United States person or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a non-United States holder may be refunded in instances of excess withholding or credited against the non-United States holder's United States federal income tax liability, if any, provided an appropriate claim is timely filed with the IRS.

 PLAN OF DISTRIBUTION

        The common shares, preferred shares, depositary shares, debt securities, warrants, rights and units may be sold:

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  to or through underwriting syndicates represented by managing underwriters;

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  through one or more underwriters without a syndicate for them to offer and sell to the public;

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  through dealers or agents;

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  in "at the market offerings" to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or

  •
  to investors directly in negotiated sales or in competitively bid transactions.

        The prospectus supplement for each series of securities we sell will describe that offering, including:

  •
  the name or names of any underwriters;

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  the purchase price, the proceeds from that sale and the expected use of such proceeds;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

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  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

Underwriters

        If underwriters are used in the sale, we will execute an underwriting agreement with the underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased.

        The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

        We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

        We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to any such agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

Direct Sales

        We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

        We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

        The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

EXPERTS

        The consolidated financial statements of Ashford Inc. at December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016, appearing in Ashford Inc.'s Annual Report (Form 10-K) have been audited by BDO USA, LLP, independent registered public accounting firm, and for the year ended December 31, 2014, by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Andrews Kurth Kenyon LLP, Dallas, Texas. Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Andrews Kurth Kenyon LLP will rely on the opinion of Hogan Lovells US LLP as to all matters of Maryland law.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934. You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549-1090. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Ashford, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.

        We also make available free of charge on or through our internet website (www.ashfordinc.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, and any filing made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this prospectus is a part prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

  •
  our annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017;

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  our quarterly reports on Form 10-Q for the quarterly periods ended on March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 9, 2017, August 8, 2017 and November 8, 2017, respectively;

  •
  our current reports on Form 8-K filed with the SEC on January 25, 2017 (two filings), February 21, 2017 (two filings), March 30, 2017 (two filings), April 12, 2017, April 20, 2017, May 22, 2017, July 20, 2017, July 31, 2017, August 4, 2017, September 14, 2017, November 6, 2017 and December 8, 2017;

  •
  the description of the common stock contained in our registration statement on Form 10, filed with the SEC on April 7, 2014, as amended on November 1, 2016, and including any amendments and reports filed for the purpose of updating such description; and

  •
  the description of our Series A Preferred Stock contained in our registration statements on Form 8-A, filed with the SEC on November 17, 2014, as amended on November 1, 2016, and including any amendments and reports filed for the purpose of updating such description.

        You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations
Ashford Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600

$20,000,000

Common Stock

PROSPECTUS SUPPLEMENT

UBS Investment Bank

RBC Capital Markets

Janney Montgomery Scott

September     , 2018